Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181772) of our report dated June 27, 2019, relating to the statement of assets available for benefits of the Cass Information Systems, Inc. 401(k) Plan as of December 31, 2018, the related statement of changes in assets available for benefits for the year then ended, and the related notes, which report appears in the Annual Report on Form 11-K of the Cass Information Systems, Inc. 401(k) Plan for the year ended December 31, 2019.

St. Louis, Missouri

June 25, 2020